UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2017

ROCKWELL MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30142 Wixom Road, Wixom, Michigan	48393
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (248) 960-9009

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On June 1, 2017, Rockwell Medical, Inc. (the “Company”) held its Annual Meeting of Shareholders.  At the Annual Meeting the shareholders (1) elected Mark H. Ravich as a director for a term expiring in 2020, (2) voted against, by non-binding advisory vote, the compensation of the Company’s named executive officers, (3) recommended, by non-binding vote, that the frequency of shareholder advisory votes on the compensation of the Company’s named executive officers be every year, (4) did not approve the Company’s 2017 Long Term Incentive Plan, and (5) ratified the selection of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for 2017.  The following tables set forth the final voting results on each matter.

Director-Nominee	For	Withheld	Broker Non-Votes
David T. Domzalski	12,520,433	910,752	—
Mark H. Ravich	26,437,232	177,697	—

Proposal	For	Against	Abstain	Broker Non- Votes
Non-binding advisory vote on compensation of named executive officers	10,146,373	29,066,461	833,280	—

Proposal	1 Year	2 Year	3 Year	Abstain
Non-binding advisory vote on frequency of advisory votes on the compensation of named executive officers	28,873,168	650,393	9,558,159	964,394

Proposal	For	Against	Abstain	Broker Non- Votes
Approve the 2017 LTIP	10,505,654	28,809,766	730,694	—
Ratify the selection of Plante & Moran, PLLC	34,346,654	2,269,492	3,429,968	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: June 7, 2017	By:	/s/ Thomas E. Klema
Thomas E. Klema
Its: Chief Financial Officer